Exhibit 99
Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800

Press Release

MICREL REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS

•	Revenues and earnings continue to rebound
•	Revenues grew 14% on a sequential quarter basis to $58.9 million, exceeding Company expectations
•	Book-to-bill above one
•	Gross margin of 52.5%, up 1.2 percentage points from the prior quarter
•	GAAP net income increased 76% on a sequential quarter basis
•	GAAP earnings per diluted share nearly doubled on a sequential quarter basis to $0.11 per share
•	Dividend approved by Micrel’s Board of Directors at $0.035 per share

San Jose, CA, Oct. 22, 2009 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the third quarter ended September 30, 2009.

Third quarter revenues of $58.9 million increased by $7.1 million, or 14%, from $51.8 million in the second quarter of 2009 and significantly outpaced the Company’s third quarter revenue guidance range, which anticipated a 3% to 7% sequential increase. Compared to the same period last year, revenues were lower by $8.7 million, or 13%.  The sequential increase in revenue was due to strength in all major segments of the Company’s business with primary growth coming from stronger demand in the industrial, automotive and handset end markets.  The year-over-year decrease in revenues was due to the reduction in overall demand from customers in nearly all geographies due to the worldwide economic slowdown that has significantly impacted all consumer related markets.

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

Third quarter 2009 GAAP net income of $6.8 million, or $0.11 per diluted share compares to second quarter 2009 GAAP net income of $3.9 million, or $0.06 per diluted share, and GAAP net income of $7.7 million or $0.11 per diluted share in the same period in 2008.  Third quarter 2009 non-GAAP net income was $7.6 million, or $0.12 per diluted share.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense and their related tax effects for the third quarter.

 “I am extremely pleased with the strong demand we experienced in the third quarter,” stated Ray Zinn, president and CEO of Micrel.  “At the top line, third quarter revenues of $58.9 million increased 14% on a sequential quarter basis while earnings per share nearly doubled and significantly exceeded our expectations.  In addition, we posted another solid quarter of bookings, with a book-to-bill ratio above one for the third quarter in a row.  Gross margin also increased on a sequential basis and recent strategic initiatives, coupled with our ongoing investment in research and development, are expected to result in a growing number of new, high performance products that will drive customer demand going forward.”

Mr. Zinn continued, “I am also pleased that through strategic cost cutting measures we were able to remain profitable during the entire economic downturn.  After two quarters in a row of improving customer demand, we are confident that the global economy is in the early stages of a recovery and we expect to benefit further from our improved cost structure. We are encouraged with the growth from our Analog and Ethernet products. We are seeing the benefits of our green initiative with our new HyperLight Load Switchers.  The strategic initiatives that we made to develop low cost power management products for the handset market are gaining significant market traction.”

Outlook

Commenting on Micrel’s business outlook, Mr. Zinn said, “Looking ahead to the fourth quarter, we anticipate strength coming predominately from the industrial, wire line communication and automotive sectors, with softness in the handset sector.  Overall, we expect customers to maintain consistent inventory levels compared to the prior quarter.  I continue to be encouraged with Micrel’s design win momentum, along with our relentless focus on cost containment that puts us on-track in 2009 to achieve our 30th full-year of profitability in the Company’s 31-year history.  The Company has returned over $380 million to shareholders since initiation of the share buyback and dividend programs in 2001.  We’re pleased to announce that we will maintain our dividend and that Micrel remains on a healthy financial footing.”

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

For the fourth quarter of 2009, the Company estimates that revenues will be in the range of up 1% to 5% on a sequential basis.  Gross profit margin is expected to be approximately 53%.  In addition, the Company estimates that GAAP net income will be approximately $0.11 to $0.13 per diluted share.

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on November 25, 2009, to shareholders of record as of November 11, 2009.

Conference Call

The Company will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) on October 22, 2009.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of third quarter 2009 financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party on a listen only basis by dialing 877-941-8609.  For international callers, please dial 480-629-9818.  Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call.  A live webcast will also be available through www.vcall.com.  An audio replay of the conference call will be available through October 29, 2009, by dialing 800-406-7325 or 303-590-3030, and entering access code number 4170719.  The webcast replay will also be available on the Company’s website at: http://www.micrel.com.

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, turns-fill requirements, earnings per share, gross margin, average selling prices, the effect of cost-reduction efforts, development of new products, design wins and customer order patterns; and the nature of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel’s operating cash flow.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel Inc., is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: http://www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: http://www.micrel.com.

-Financial Tables to Follow-

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,(1)		September 30,
	2009	2009	2008	2009	2008
Net revenues	$58,872	$51,798	$67,549	$157,656	$204,194
Cost of revenues*	27,936	25,232	30,194	76,537	89,873
Gross profit	30,936	26,566	37,355	81,119	114,321
Operating expenses:
Research and development*	11,405	11,484	13,832	35,378	42,716
Selling, general and administrative*	9,507	8,913	11,307	27,278	34,789
Proxy contest expense	-	-	349	-	3,070
Restructuring charges (credits)	-	-	-	-	(842)
Total operating expenses	20,912	20,397	25,488	62,656	79,733
Income from operations	10,024	6,169	11,867	18,463	34,588
Other income (expense):
Interest income	164	197	652	677	2,382
Interest expense	(116)	(60)	(1)	(176)	(2)
Other income	5	56	10	85	57
Total other income	53	193	661	586	2,437
Income before income taxes	10,077	6,362	12,528	19,049	37,025
Provision for income taxes	3,276	2,495	4,871	6,835	13,662
Net income	$6,801	$3,867	$7,657	$12,214	$23,363

Net income per share:
Basic	$0.11	$0.06	$0.11	$0.19	$0.33
Diluted	$0.11	$0.06	$0.11	$0.19	$0.33

Shares used in computing per share amounts:
Basic	62,322	63,525	70,299	63,993	71,243
Diluted	62,545	63,573	70,427	64,063	71,365

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$184	$142	$244	$470	$759
Research and development	425	417	544	1,133	1,716
Selling, general and administrative	427	416	544	1,116	1,785

(1) During the fourth quarter of 2008, the Company identified errors primarily related to calculating deferred income for sell-through distributors. The Company has determined that these errors were not material to any of the prior periods presented but would have been material to the three and twelve months ended December 31, 2008 if corrected in that period. The financial statements for the three and nine months ended September 30, 2008 have been revised to correct for the immaterial errors.

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
		Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,(1)		September 30,
	2009	2009	2008	2009	2008

GAAP Net income	$6,801	$3,867	$7,657	$12,214	$23,363
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	184	142	244	470	759
Research and development	425	417	544	1,133	1,716
Selling, general and administrative	427	416	544	1,116	1,785
Proxy contest expense	-	-	349	-	3,070
Restructuring charges (credits)	-	-	-	-	(842)
Tax effect of adjustments to GAAP income	(272)	(240)	(432)	(723)	(1,766)
Total Adjustments to GAAP Net Income	764	735	1,249	1,996	4,722
Non-GAAP income**	$7,565	$4,602	$8,906	$14,210	$28,085

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	62,322	63,525	70,299	63,993	71,243
Diluted*	62,521	63,660	70,553	64,063	71,446

GAAP income per share - Basic	$0.11	$0.06	$0.11	$0.19	$0.33
Total Adjustments to GAAP Net Income	$0.01	$0.01	$0.02	$0.03	$0.06
Non-GAAP income per share - Basic	$0.12	$0.07	$0.13	$0.22	$0.39

GAAP income per share - Diluted	$0.11	$0.06	$0.11	$0.19	$0.33
Total Adjustments to GAAP Net Income	$0.01	$0.01	$0.02	$0.03	$0.06
Non-GAAP income per share - Diluted*	$0.12	$0.07	$0.13	$0.22	$0.39

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, restructuring charges or credits, other income related to litigation settlements and their related tax-effects.
Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the
Company's on-going operating performance after exclusion of these items.

Micrel Reports 2009 Third Quarter Financial Results
October 22, 2009

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$65,726	$74,195
Accounts receivable, net	29,829	20,643
Inventories	34,622	37,440
Income taxes receivable	569	6,783
Deferred income taxes	19,181	17,752
Other current assets	1,480	1,781
Total current assets	151,407	158,594

LONG-TERM INVESTMENTS	12,572	12,628
PROPERTY, PLANT AND EQUIPMENT, NET	69,514	76,200
INTANGIBLE ASSETS, NET	573	1,338
DEFERRED INCOME TAXES	9,754	11,135
OTHER ASSETS	457	448
TOTAL	$244,277	$260,343

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,473	$15,365
Deferred income on shipments to distributors	22,889	21,136
Current portion of Long-term debt	8,571	-
Other current liabilities	6,533	10,696
Total current liabilities	51,466	47,197

LONG-TERM DEBT	5,000	-
LONG-TERM TAXES PAYABLE	4,949	4,468
OTHER LONG-TERM OBLIGATIONS	203	272

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	182,659	208,406
TOTAL	$244,277	$260,343